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                                                                    EXHIBIT 10.4


                                ADKNOWLEDGE INC.

                               SERIES E PREFERRED

                            STOCK PURCHASE AGREEMENT

                                February 10, 1999



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                                TABLE OF CONTENTS


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1. Purchase And Sale Of Stock...........................................................................1

   1.1  Sale and Issuance of Series E Preferred Stock...................................................1
   1.2  Closings........................................................................................1

2. Representations and Warranties of the Company........................................................2

   2.1  Organization, Good Standing and Qualification...................................................2
   2.2  Capitalization and Voting Rights................................................................2
   2.3  Subsidiaries....................................................................................3
   2.4  Authorization...................................................................................3
   2.5  Valid Issuance of Series E Preferred Stock......................................................4
   2.6  Governmental Consents...........................................................................4
   2.7  Offering........................................................................................4
   2.8  Litigation......................................................................................4
   2.9  Proprietary Information.........................................................................5
   2.10 Patents and Trademarks..........................................................................5
   2.11 Compliance with Other Instruments...............................................................5
   2.12 Agreements......................................................................................6
   2.13 Related-Party Transactions......................................................................6
   2.14 Registration Rights.............................................................................7
   2.15 Corporate Documents.............................................................................7
   2.16 Title to Property and Assets....................................................................7
   2.17 Employee Benefit Plans..........................................................................7
   2.18 Insurance.......................................................................................7
   2.19 Employment Matters..............................................................................7
   2.20 Small Business Concern..........................................................................8
   2.21 Disclosure......................................................................................8
   2.22 Taxes...........................................................................................8
   2.23 Stock Issuances to Founders and Employees.......................................................8
   2.24 Financial Statements............................................................................9
   2.25 Changes in Conditions...........................................................................9
   2.26 Environmental and Safety Laws...................................................................9
   2.27 Customers and Suppliers.........................................................................9
   2.28 Year 2000 Problem..............................................................................10

3. Representations and Warranties of the Investors.....................................................10

   3.1  Authorization..................................................................................10
   3.2  Purchase Entirely for Own Account..............................................................10
   3.3  Disclosure of Information......................................................................11
   3.4  Investment Experience..........................................................................11


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
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   3.5  Restricted Securities..........................................................................11
   3.6  Further Limitations on Disposition.............................................................11
   3.7  Legends........................................................................................12
   3.8  Further Representations by Foreign Investors...................................................12

4. California Commissioner of Corporations.............................................................12

   4.1  Corporate Securities Law.......................................................................12

5. Conditions of Investors' Obligations at Each Closing................................................13

   5.1  Representations and Warranties.................................................................13
   5.2  Performance....................................................................................13
   5.3  Compliance Certificate.........................................................................13
   5.4  Qualifications.................................................................................13
   5.5  Board of Directors.............................................................................13
   5.6  Restated Articles..............................................................................13
   5.7  Amended and Restated Investor Rights Agreement.................................................14
   5.8  Amended and Restated Co-Sale Agreement.........................................................14
   5.9  Voting Agreement...............................................................................14
   5.10 Opinion of Company Counsel.....................................................................14
   5.11 Consent and Waivers............................................................................14
   5.12 Total Proceeds.................................................................................14
   5.13 Other Fees and Expenses........................................................................14
   5.14 SBA............................................................................................14
   5.15 Proceedings and Documents......................................................................15

6. Conditions of the Company's Obligations at Each Closing.............................................15

   6.1  Representations and Warranties.................................................................15
   6.2  Payment of Purchase Price......................................................................15
   6.3  Performance....................................................................................15
   6.4  Qualifications.................................................................................15
   6.5  Restated Articles..............................................................................15
   6.6  Amended and Restated Investor Rights Agreement.................................................15
   6.7  Amended and Restated Co-Sale Agreement.........................................................16

7. Miscellaneous.......................................................................................16

   7.1  Survival of Warranties.........................................................................16
   7.2  Successors and Assigns.........................................................................16
   7.3  Governing Law..................................................................................16
   7.4  Counterparts...................................................................................16
   7.5  Titles and Subtitles...........................................................................16
   7.6  Notices........................................................................................16
   7.7  Finder's Fee...................................................................................17
   7.8  Use of Proceeds................................................................................17


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   7.9  Expenses.......................................................................................17
   7.10 Amendments and Waivers.........................................................................17
   7.11 Severability...................................................................................18
   7.12 Aggregation of Stock...........................................................................18
   7.13 Entire Agreement...............................................................................18

                                List of Schedules

Schedule A        Schedule of Investors
Schedule B        Schedule of Exceptions


                                List of Exhibits

Exhibit A         Amended and Restated Articles of Incorporation
Exhibit B         Amended and Restated Investor Rights Agreements
Exhibit C         Amended and Restated Co-Sale Agreement
Exhibit D         Voting Agreement




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                               SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT


         This Series E Preferred Stock Purchase Agreement (the "Agreement") is made this 10th day of February, 1999 by and among AdKnowledge Inc., a California corporation (the "Company"), and the investors listed on the Schedule of Investors attached hereto as Schedule A, each of which is herein referred to as an "Investor."

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase And Sale Of Stock.

                  1.1 Sale and Issuance of Series E Preferred Stock.

                           (a) The Company shall adopt and file with the
Secretary of State of the State of California on or before the First Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                           (b) Subject to the terms and conditions of this
Agreement, each Investor agrees, severally, to purchase at each Closing (as defined below) and the Company agrees to sell and issue to each Investor at each Closing that number of shares of the Company's Series E Preferred Stock set forth opposite each Investor's name on Schedule A thereto under the headings "First Closing" and "Second Closing," respectively, for the purchase price set forth thereon.

                  1.2 Closings.

                           (a) The first purchase and sale of the Series E
Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, at 1:00 p.m. on February 10, 1999, or at such other time and place as the Company and the Investors acquiring in the aggregate more than half the shares of Series E Preferred Stock being sold pursuant to this Agreement shall mutually agree upon orally or in writing (the "First Closing").

                           (b) The second purchase and sale of the Series E
Preferred Stock will take place no later than 1:00 p.m. on February 10, 1999, and at such time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series E Preferred Stock sold pursuant hereto shall mutually agree in writing (the "Second Closing" and collectively with the First Closing, a "Closing").

                           (c) At each Closing, the Company shall deliver to
each Investor a certificate representing the shares of Series E Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the




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Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following (for purposes of Sections 2.6 through 2.28, references to the "Company" shall include the Company and any predecessors and subsidiaries of the Company):

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and possesses all governmental and other permits, licenses and other authorizations to own its properties as now owned and to carry on its business as presently conducted and as proposed to be conducted. The Company has made available to each Investor or its special counsel true, correct and complete copies of the Company's Articles of Incorporation and Bylaws, each as amended to date.

                  2.2 Capitalization and Voting Rights. Assuming the filing of the Restated Articles and the consummation of the transactions contemplated herein, the authorized capital of the Company consists, or will consist as of the First Closing, of:

                           (a) Preferred Stock. 40,520,478 shares of Preferred
Stock (the "Preferred Stock"), of which 525,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which shall be issued and outstanding, 5,512,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), all of which shall be issued and outstanding, 576,192 shares have been designated Series C-1 Preferred Stock (the "Series C-1 Preferred Stock"), 569,525 of which shall be issued and outstanding, 615,016 shares have been designated Series C-2 Preferred Stock (the "Series C-2 Preferred Stock"), 605,122 of which shall be issued and outstanding, 2,442,366 shares have been designated Series C-3 Preferred Stock (the "Series C-3 Preferred Stock"), 2,282,730 of which shall be issued and outstanding, 15,138,784 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), 14,432,618 of which shall be issued and outstanding, and 15,711,120 shares have been designated Series E Preferred Stock ("Series E Preferred Stock"), up to 15,555,557 of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A, Series B, Series C-1, Series C-2, Series C-3, Series D and Series E Preferred Stock will be as stated in the Company's Restated Articles.

                           (b) Common Stock. 55,479,522 shares of common stock
("Common Stock"), of which 6,174,563 shares shall be issued and outstanding.



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                           (c) Except for (A) the conversion privileges of the
Series A, Series B, Series C-1, Series C-2, Series C-3, Series D and Series E Preferred Stock, (B) the rights of first offer provided in Paragraph 2.6 of the Amended and Restated Investor Rights Agreement of even date herewith in the form attached hereto as Exhibit B, by and among the Company and certain investors (the "Amended and Restated Investor Rights Agreement"), (C) a total of 7,159,632 shares of Common Stock have been reserved for issuance, either directly or through options, to employees, directors and consultants to the Company, of which 4,884,977 shares of Common Stock are currently committed to employees of the Company pursuant to outstanding options, (D) warrants to purchase 6,667 shares of Series C-1 Preferred Stock, (E) warrants to purchase 9,894 shares of Series C-2 Preferred Stock, (F) warrants to purchase 159,636 shares of Series C-3 Preferred Stock, (G) warrants to purchase 706,166 shares of Series D Preferred Stock and (H) warrants to purchase 55,555 shares of Series E Preferred Stock which may be issued after the Closings, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as provided in the Restated Articles, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investor Rights Agreement, the Amended and Restated Co-Sale Agreement (attached hereto as Exhibit C) (the "Amended and Restated Co-Sale Agreement"), and the Voting Agreement (attached hereto as Exhibit D) (the "Voting Agreement") and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (collectively referred to hereafter as the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon any conversion of the Series E Preferred Stock as provided in the Restated Articles has been taken or will be taken prior to the First Closing, and this Agreement and all of the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  2.5 Valid Issuance of Series E Preferred Stock. The Series E Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly




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and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Investor Rights Agreement and under applicable state and federal securities laws. No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Series E Preferred Stock.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days of the sale of the Series E Preferred Stock hereunder.

                  2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, (i) the offer, sale and issuance of the Series E Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption and (ii) the Series E Preferred Stock that is being purchased by the Investors hereunder will be issued in compliance with all applicable federal and state securities laws.

                  2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (on any basis known to the Company) involving the prior employment of any employees of the Company, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  2.9 Proprietary Information. Each current and former employee, officer and consultant of the Company has executed a Proprietary Information and Inventions




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Agreement in substantially the form provided to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation of such agreements.

                  2.10 Patents and Trademarks. The Company has sufficient license, title or ownership of all trademarks, service marks, trade names and copyrights, and to its knowledge, the Company has sufficient license, title or ownership of all patents necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company is not aware of and has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names or copyrights of any other person or entity. The Company is not aware that any of its employees is obligated under or in violation of any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employees' best efforts to promote the interests of the Company or that would conflict with the business of the Company as now conducted or proposed to be conducted. Except for inventions that may be licensed by the Company without charge, the Company does not believe that it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.11 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, which would have a material adverse effect on the Company.

                  2.12 Agreements.

                           (a) There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve
(i) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than agreements entered into by the Company in the ordinary course of business; (ii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iii) indemnification by the Company with respect to infringement of proprietary rights.

                           (b) Except for agreements explicitly contemplated
hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.



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                           (c) The Schedule of Exceptions contains a list of all
agreements of the Company that involves current obligations, or would reasonably involve future obligations, of the Company or any other party thereto in excess of $150,000 per annum or the loss of which would otherwise have a material adverse effect on the business of the Company.

                           (d) The Company has not (i) declared or paid any
dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness, for money borrowed or any other liabilities, which is currently outstanding, individually in excess of $50,000 or, in the case of outstanding indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (e) For the purposes of subsections (c) and (d)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (f) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that adversely affects its business, its properties or its financial condition as now conducted or as proposed to be conducted.

                  2.13 Related-Party Transactions. No employee, officer or director of the Company, or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  2.14 Registration Rights. Except as provided in the Amended and Restated Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.15 Corporate Documents. The Restated Articles and Bylaws of the Company are in the form provided to the Investors.

                  2.16 Title to Property and Assets. The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With




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respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All of the Company's properties and assets are, in all material respects, in good operating and usable condition, subject to normal wear and tear.

                  2.17 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.18 Insurance. The Company has in full force and effect workers' compensation, fire, casualty, and liability insurance policies, with extended coverage, and other insurance all in such amounts and covering such risks as is reasonable and prudent in view of the business and operations of the Company and in any event no less extensive than is customarily maintained by companies of established reputation engaged in the same or similar businesses and sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  2.19 Employment Matters. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

                  2.20 Small Business Concern. The Company, together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder, including 13 C.F.R. Section 121.301(c)(1). The information set forth in SBA Forms 480, 652 and Part A of 1031 prepared or furnished or to be furnished by the Company is accurate and complete in all material respects. The Company is not an owner of five percent (5%) or more of any lender which is a "Licensee" under the Small Business Investment Act of 1958, as amended. No portion of the proceeds from the sale of the Series E Preferred Stock has been or will be used for any purpose in contravention of any of the provisions of Part 107 of Title 13 of the Code of Federal Regulations.

                  2.21 Disclosure. To the Company's knowledge, neither this Agreement, the Ancillary Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series E Preferred Stock. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement, the Exhibits hereto, the Amended and Restated Investor Rights Agreement or the Amended and Restated Co-Sale Agreement. To the extent any financial projections were prepared by management of the Company, such projections were prepared in good faith and



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based upon assumptions that the Company believes are reasonable; however, the
Company does not warrant that it will achieve such financial projections.

                  2.22 Taxes. The Company has paid, or made provision for payment of, all taxes which have or may have become due pursuant to income tax returns required to be filed by it or pursuant to any assessment which has been received by it and all such tax returns have been timely filed. No federal or state income or sales tax return of the Company has been audited, no deficiency assessment or proposed adjustment of the Company's United States income tax, state or municipal taxes or sales taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed on its property or assets. To the best of the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under
Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

                  2.23 Stock Issuances to Founders and Employees. Prior issuances of securities of the Company to founders and employees have been made pursuant to stock purchase or stock option agreements that have been approved by the Company's Board of Directors which provide for (i) vesting over a period of at least forty-eight (48) months, (ii) no acceleration of vesting upon an initial public offering or acquisition of the Company, and (iii) a right of first refusal in favor of the Company in the event of certain transfers of shares to third parties, and including a "market stand-off" provision substantially similar to that set forth in Section 1.13 of the Amended and Restated Investor Rights Agreement.

                  2.24 Financial Statements. The Company has provided to the Investors or to their special counsel the unaudited balance sheet as of December 31, 1998 and statements of income and cash flow for the twelve-month period ended December 31, 1998 of the Company (collectively referred to herein as the "Financial Statements"). The Financial Statements (A) are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except that they do not contain footnotes and certain other statements required by
GAAP), (B) are in accordance with the books and records of the Company, and (C) present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the periods therein specified. Except as set forth in the Financial Statements, the Company has no material known liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

                  2.25 Changes in Conditions. Since December 31, 1998, there has not been any change in the assets or liabilities of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been in the aggregate materially adverse to the Company.

                  2.26 Environmental and Safety Laws. To the best of the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would materially adversely affect the Company, and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.27 Customers and Suppliers. Except as set forth in the Schedule of Exceptions, no customer or supplier of the Company, the loss of which would have a Material Adverse Effect on the Company, has notified the Company of its intention to terminate its relationship with the Company.

                  2.28 Year 2000 Problem. The Company has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those materially affected by suppliers, vendors and customers) that could be materially adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving dates after December 31, 1999), (ii) used its reasonable efforts to develop a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications that are material to its and its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:

                  3.1 Authorization. The Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series E Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing or disposing of the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series E Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereto or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Such Investor acknowledges that it is an investor in securities of companies in the development stage and that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series E Preferred Stock.

                  3.5 Restricted Securities. Such Investor understands that the securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless:

                           (a) There is then in effect a Registration Statement
under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (b) (i) Such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act and
(iii) except in the case of a sale under Rule 144, the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 of this Agreement, the Amended and Restated Investor Rights Agreement, the Amended and Restated Co-Sale Agreement and the Voting Agreement provided and to the extent this Section and such agreements are then applicable. The Company, however, will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                           (c) Notwithstanding the provisions of paragraphs (a)
and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                           (a) "These securities have not been registered under
the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                           (b) Any legend required by the laws of the State of
California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code, and any other legend required by applicable state securities and blue sky laws.

                  3.8 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

         4. California Commissioner of Corporations.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5. Conditions of Investors' Obligations at Each Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of such First Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing. The Company's business and assets shall not have been adversely affected in any material way prior to the First Closing.

                  5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the First Closing a certificate stating that the conditions specified in Sections 5.1, 5.2 and 5.11 have been fulfilled.

                  5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

                  5.5 Board of Directors. Effective upon the First Closing, the directors of the Company shall be Russell Siegelman, Scott Kauffman, Steve Eskenazi, Philippe Cases and Samantha McCuen.

                  5.6 Restated Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with the Secretary of State of the State of California and become legally effective.

                  5.7 Amended and Restated Investor Rights Agreement. The Company, each other Investor and the holders of a majority in interest of the Company's Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock, voting together as a class, shall have entered into the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit B.

                  5.8 Amended and Restated Co-Sale Agreement. The Company, each other Investor and each Shareholder (as defined therein) shall have entered into the Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit C.

                  5.9 Voting Agreement.

           The Company and each other Series E Investor (as defined therein) shall have entered into the Voting Agreement in the form attached hereto as Exhibit D.

                  5.10 Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the First Closing in form and content satisfactory to special counsel for the Investors.

                  5.11 Consent and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement, the Amended and Restated Investor Rights Agreement or the Amended and Restated Co-Sale Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, the Amended and Restated Investor Rights Agreement or the Amended and Restated Co-Sale Agreement.

                  5.12 Total Proceeds. At least $11,000,000 in aggregate proceeds to the Company shall have been subscribed for at the First Closing.

                  5.13 Other Fees and Expenses.

         The Company shall have paid or reimbursed all fees and expenses that it is required to reimburse as of the First Closing pursuant to Section 7.9 hereof.

                  5.14 SBA. The Company shall have provided each Investor that is a Small Business Investment Company with such documentation and certifications as shall be necessary to comply with the rules and regulations of the Small Business Administration, including appropriate size status declarations and assurance of compliance declarations.

                  5.15 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their special counsel, and the Investors and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6. Conditions of the Company's Obligations at Each Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the First Closing.

                  6.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Section 1.1(b).

                  6.3 Performance. Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investors on or before the Closing.

                  6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  6.5 Restated Articles. The Restated Articles shall have been duly adopted by the Company's shareholders, and shall have been duly filed with the Secretary of State of the State of California and become legally effective.

                  6.6 Amended and Restated Investor Rights Agreement. Each Investor and the holders of a majority in interest of the Company's Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock, voting together as a class, shall have entered into the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit B.

                  6.7 Amended and Restated Co-Sale Agreement. Each Investor and Shareholder (as defined therein) shall have entered into the Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit C.

         7. Miscellaneous.

                  7.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given to the party so notified in writing and shall be deemed effectively given upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail) or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.8 Use of Proceeds. The net proceeds to the Company at the Closings shall be used for working capital, capital expenditures and the retirement of existing debt. Any use of the net proceeds for an acquisition by the Company of another corporate or similar entity shall require approval by the Company's Board of Directors.

                  7.9 Expenses. Irrespective of whether the Closings are effected, the Company and each Investor shall each pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If the First Closing is effected, the Company shall reimburse the reasonable fees and expenses of special counsel for the Investors plus reasonable expenses incurred by the Investors to perform due diligence on the Company, such reimbursements not to exceed $50,000 in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series E Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.12 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  7.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.



                [Remainder of This Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first above written.


COMPANY:                          ADKNOWLEDGE INC.


                                  By: /s/ SCOTT KAUFFMAN
                                     ------------------------------------
                                      Scott Kauffman
                                      President

                        Address:  2191 Bayshore, Suite 100
                                  Palo Alto, CA  94303


FIRST CLOSING INVESTORS:          SANDLER CAPITAL IV PARTNERS, L.P.
                                     By: Sandler Capital Management, a General
                                         Partner
                                         By: MJDM Corp., a General Partner


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________


                                  SANDLER CAPITAL IV FTE PARTNERS, L.P.
                                     By: Sandler Capital Management, a General
                                         Partner
                                         By: MJDM Corp., a General Partner


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                        Address:  __________________________________________
                                  __________________________________________


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first above written.


COMPANY:                          ADKNOWLEDGE INC.


                                  By:
                                     ------------------------------------
                                      Scott Kauffman
                                      President

                        Address:  2191 Bayshore, Suite 100
                                  Palo Alto, CA  94303


FIRST CLOSING INVESTORS:          SANDLER CAPITAL IV PARTNERS, L.P.
                                     By: Sandler Capital Management, a General
                                         Partner
                                         By: MJDM Corp., a General Partner


                                  By:  /s/ EDWARD G. GRINACOFF
                                     ---------------------------------------
                                  Name:   Edward G. Grinacoff
                                         -----------------------------------
                                  Title:  President
                                         -----------------------------------


                                  SANDLER CAPITAL IV FTE PARTNERS, L.P.
                                     By: Sandler Capital Management, a General
                                         Partner
                                         By: MJDM Corp., a General Partner


                                  By:  /s/ EDWARD G. GRINACOFF
                                     ---------------------------------------
                                  Name:   Edward G. Grinacoff
                                         -----------------------------------
                                  Title:  President
                                         -----------------------------------

                        Address:    767 Fifth Avenue, 5th Floor
                                 -------------------------------------------
                                    New York, NY 10158
                                 -------------------------------------------


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  WHEATLEY PARTNERS, L.P.



                                  By:  /s/ [Signature Illegible]
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                        Address:
                                    -----------------------------------------

                                    -----------------------------------------


                                  WHEATLEY FOREIGN PARTNERS, L.P.



                                  By:  /s/ [Signature Illegible]
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                        Address:
                                    -----------------------------------------

                                    -----------------------------------------




                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  WALDEN-SBIC, L.P


                                  By:  /s/ GEORGE SARLO
                                     ---------------------------------------
                                       George Sarlo
                                       General Partner


                                   WALDEN TECHNOLOGY VENTURES II, L.P.


                                  By:  /s/ GEORGE SARLO
                                     ---------------------------------------
                                       George Sarlo
                                       General Partner


                                   WALDEN EDB PARTNERS, L.P.


                                  By:  /s/ LIP-BU TAN
                                     ---------------------------------------
                                       Lip-Bu Tan
                                       General Partner


                                  WALDEN JAPAN PARTNERS, L.P.


                                  By:  /s/ LIP-BU TAN
                                     ---------------------------------------
                                       Lip-Bu Tan
                                       General Partner


                                  WALDEN MEDIA & INFORMATION TECHNOLOGY, L.P.


                                  By:  /s/ STEVE ESKENAZI
                                     ---------------------------------------
                                       Steve Eskenazi
                                       General Partner

                 Address:         750 Battery Street, 7th Floor
                                  San Francisco, CA 94111


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  KLEINER PERKINS CAUFIELD & BYERS VIII


                                  By:  /s/ BROOK BYERS
                                     ---------------------------------------
                                       Brook Byers
                                       General Partner


                                  KPCB INFORMATION SCIENCES ZAIBATSU FUND II


                                  By:  /s/ BROOK BYERS
                                     ---------------------------------------
                                       Brook Byers
                                       General Partner


                                  KPCB JAVA FUND


                                  By:  /s/ BROOK BYERS
                                     ---------------------------------------
                                       Brook Byers
                                       General Partner


                                  KPCB VIII FOUNDERS FUND


                                  By:  /s/ BROOK BYERS
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                 Address:         c/o Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA 94025-702


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  MULTINVEST LIMITED


                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------
                                       Philippe Cases
                                       Atty-in-fact


                                  PARTECH EUROPE PARTNERS III C.V.


                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------

                                  Name:  Philippe Cases
                                       -------------------------------------
                                  Title: General Partner
                                        ------------------------------------


                                  AXA U.S. GROWTH FUND LLC

                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------

                                  Name:  Philippe Cases
                                       -------------------------------------
                                  Title: Member
                                        ------------------------------------



                                  PARRALLEL CAPITAL I LLC


                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------

                                  Name:  Philippe Cases
                                       -------------------------------------
                                  Title: Member
                                        ------------------------------------

                                  45TH PARRALLEL


                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------

                                  Name:  Philippe Cases
                                       -------------------------------------
                                  Title: Member
                                        ------------------------------------

                 Address:         c/o Partech International
                                  50 California Street, Suite 3200
                                  San Francisco, CA 94111


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  PARTECH U.S. PARTNERS III C.V.

                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------
                                       Philippe Cases
                                       General Partner

                                  PARVEST U.S. PARTNERS II C.V.

                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------
                                       Philippe Cases
                                       Atty-in-fact


                                  DOUBLE BLACK DIAMOND II LLC

                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------
                                       Philippe Cases
                                       Atty-in-fact


                                  ALMANORI LIMITED

                                  By:  /s/ PHILIPPE CASES
                                     ---------------------------------------
                                       Philippe Cases
                                       Atty-in-fact


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  TECHNO VII (A) LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  TECHNO VII (B) LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                                  TECHNO VIII LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  BROBECK PHLEGER & HARRISON LLP


                                  By:   /s/ JOHN DENNISTON
                                     ---------------------------------------

                                  Name:  John Denniston
                                       -------------------------------------
                                  Title:  Partner
                                        ------------------------------------

                                     /s/ JOHN DENNISTON
                                  ------------------------------------------
                                  John A. Denniston

                                  ------------------------------------------
                                  Craig S. Andrews


                                  ------------------------------------------
                                  Thomas E. Hornish


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  TECHNO VII (A) LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  TECHNO VII (B) LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                                  TECHNO VIII LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  BROBECK PHLEGER & HARRISON LLP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  ------------------------------------------
                                  John A. Denniston

                                    /s/ CRAIG S. ANDREWS
                                  ------------------------------------------
                                  Craig S. Andrews


                                  ------------------------------------------
                                  Thomas E. Hornish


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                  TECHNO VII (A) LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  TECHNO VII (B) LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                                  TECHNO VIII LIMITED PARTNERSHIP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  BROBECK PHLEGER & HARRISON LLP


                                  By:
                                     ---------------------------------------

                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  ------------------------------------------
                                  John A. Denniston


                                  ------------------------------------------
                                  Craig S. Andrews

                                   /s/ THOMAS E. HORNISH
                                  ------------------------------------------
                                  Thomas E. Hornish


                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

SECOND CLOSING INVESTORS:          INFOTECH VENTURES LTD.


                                  By:   /s/ LIP-BU TAN
                                     ---------------------------------------

                                  Name:  Lip-Bu Tan
                                       -------------------------------------
                                  Title: Director
                                        ------------------------------------


                                  O, W & W INVESTMENTS LTD.


                                  By:   /s/ LIP-BU TAN
                                     ---------------------------------------

                                  Name:   Lip-Bu Tan
                                       -------------------------------------
                                  Title:  Director
                                        ------------------------------------


                  Address:         750 Battery Street, Suite 700
                                   San Francisco, CA 94111



                      [SIGNATURE PAGE TO SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


                                                                        NUMBER OF SHARES               AGGREGATE
                                                                          OF SERIES E                  PURCHASE
                           INVESTORS                                    PREFERRED STOCK                  PRICE
                           ---------                                    ---------------                  -----
FIRST CLOSING
Sandler Capital IV Partners, L.P.                                           3,937,778            $3,544,000.20
Sandler Capital IV FTE Partners, L.P.                                       1,617,778            $1,456,000.20
Wheatley Partners, L.P.                                                     2,048,658            $1,843,792.20
Wheatley Foreign Partners, L.P.                                               173,564              $156,207.60
Walden-SBIC, L.P.                                                             186,168              $167,551.20
Walden Technology Ventures II, L.P.                                            46,514               $41,862.60
Walden EDB Partners, L.P.                                                      68,479               $61,631.10
Walden Japan Partners, L.P.                                                    68,479               $61,631.10
Walden Media & Information Technology                                         618,304              $556,473.60
KPCB Java Fund                                                                555,556              $500,000.40
Kleiner Perkins Caufield & Byers VIII                                         498,889              $449,000.10
KPCB Information Sciences Zaibatsu Fund II                                     27,778               $25,000.20
KPCB VIII Founders Fund                                                        28,889               $26,000.10
Partech U.S. Partners III C.V.                                              1,444,444            $1,299,999.60
Partech Europe Partners III C.V.                                              444,444              $399,999.60
Parvest U.S. Partners II C.V.                                                 222,222              $199,999.80
Axa U.S. Growth Fund LLC                                                    1,000,000              $900,000.00
Parallel Capital I LLC                                                      1,111,111              $999,999.90
45th Parallel                                                                  55,556               $50,000.40
Double Black Diamond II LLC                                                    32,222               $28,999.80
Almanori Limited                                                               15,556               $14,000.40
Multinvest Limited                                                              7,778                $7,000.20
Techno VII(A) Limited Partnership                                             109,546               $98,591.40
Techno VII(B) Limited Partnership                                             500,783              $450,704.70
Techno VIII Limited Partnership                                               500,783              $450,704.70
Brobeck Phleger & Harrison LLP                                                 80,000               $72,000.00
John A. Denniston                                                              16,375               $14,737.50
Craig S. Andrews                                                                7,368                $6,631.20
Thomas E. Hornish                                                               7,368                $6,631.20
                                                                           ----------           --------------
         Subtotal:
SECOND CLOSING
InfoTech Ventures Ltd.                                                         82,152               $73,936.80
O, W & W Investments Ltd.                                                      41,015               $36,913.50
                                                                           ----------           --------------
         Subtotal:
TOTALS:                                                                    15,555,557           $14,000,001.30
                                                                           ==========           ==============




                                     SCH-A

                                    EXHIBIT A

                 Amended and Restated Articles of Incorporation

                                    EXHIBIT B

                 Amended and Restated Investor Rights Agreements

                                    EXHIBIT C

                     Amended and Restated Co-Sale Agreement

                                    EXHIBIT D

                                Voting Agreement

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                               OF ADKNOWLEDGE INC.
                            A CALIFORNIA CORPORATION


          The undersigned Scott Kauffman and Kimberly A. Finder hereby certify that:

          ONE: They are the President and Secretary, respectively, of AdKnowledge Inc., a California corporation.

          TWO: The Articles of Incorporation of this corporation are hereby amended and restated to read in full as follows:

                                   ARTICLE I

          The name of this corporation is AdKnowledge Inc.

                                   ARTICLE II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the corporation shall have authority to issue is 96,000,000 shares. The total number of shares of Common Stock which the corporation is authorized to issue is 55,479,522. The total number of shares of Preferred Stock which the corporation is authorized to issue is 40,520,478, of which 525,000 shares shall be Series A Preferred Stock, 5,512,000 shares shall be Series B Preferred Stock, 576,192 shares shall be Series C-1 Preferred Stock, 615,016 shares shall be Series C-2 Preferred Stock, 2,442,366 shares shall be Series C-3 Preferred Stock, 15,138,784 shares shall be Series D Preferred Stock and 15,711,120 shares shall be Series E Preferred Stock.

     B. Rights, Preferences and Restrictions of the Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article III(B).

          1. Dividend Provisions.

               (a) The holders of outstanding shares of Preferred Stock shall be entitled to receive dividends at the rate of $0.01 per share per annum for the Series A Preferred Stock, $0.03 per share per annum for the Series B Preferred Stock, $0.05 per share per annum for the Series C-1 Preferred Stock, $0.21 per share per annum for the Series C-2 Preferred Stock,

$0.12 per share per annum for the Series C-3 Preferred Stock, $0.04 per share per annum for the Series D Preferred Stock, and $0.063 per share per annum for the Series E Preferred Stock, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation payable when, as and if declared by the Board of Directors (the "Board"). Such dividends shall not be cumulative. Declared but unpaid dividends with respect to an outstanding share of Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board). Any amounts for which such assets are not legally available shall be paid promptly as assets become legally available therefor.

                    (b) After payment of any such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all outstanding shares of Preferred Stock were converted to Common Stock at the then effective conversion rate.

               2. Liquidation Preference.

                    (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of the outstanding shares of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A Preferred Stock, an amount per share equal to $0.20 for each outstanding share of Series A Preferred Stock, (ii) for the Series B Preferred Stock, an amount per share equal to $0.4717 for each outstanding share of Series B Preferred Stock, (iii) for the Series C-1 Preferred Stock, an amount per share equal to $0.8451 for each outstanding share of Series C-1 Preferred Stock (the "Series C-1 Liquidation Price"), (iv) for the Series C-2 Preferred Stock, an amount per share equal to $3.2981 for each outstanding share of Series C-2 Preferred Stock (the "Series C-2 Liquidation Price"), (v) for the Series C-3 Preferred Stock, an amount per share equal to $1.9129 for each outstanding share of Series C-3 Preferred Stock (the "Series C-3 Liquidation Price"), (vi) for the Series D Preferred Stock, an amount per share equal to $0.5543 for each outstanding share of Series D Preferred Stock (the "Series D Liquidation Price") and (vii) for the Series E Preferred Stock, an amount per share equal to $0.90 for each outstanding share of Series E Preferred Stock (the "Series E Liquidation Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the outstanding shares of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the outstanding shares of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                    (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such outstanding shares of Preferred Stock) until, (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $0.80 per share (including amounts paid pursuant to subsection (a) of this Section 2), (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $1.8868 per share (including amounts paid pursuant to subsection (a) of this Section 2), (iii) with respect to the holders of Series C-1 Preferred Stock, such holders shall have received an aggregate of $3.3804 per share (including amounts paid pursuant to subsection (a) of this Section 2), (iv) with respect to the holders of Series C-2 Preferred Stock, such holders shall have received an aggregate of $13.1924 per share (including amounts paid pursuant to subsection (a) of this Section 2),
(v) with respect to the holders of Series C-3 Preferred Stock, such holders shall have received an aggregate of $7.6516 per share (including amounts paid pursuant to subsection (a) of this Section 2), (vi) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $2.2172 per share (including amounts paid pursuant to subsection (a) of this Section 2) and (vii) with respect to the holders of Series E Preferred Stock, such holders shall have received an aggregate of $3.60 per share (including amounts paid pursuant to subsection (a) of this Section 2); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

                    (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                         (ii) In any of such events, if the consideration
received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                              (A) Securities not subject to an investment letter
or other similar restrictions on free marketability covered by (B) below:

                                   (1) If traded on a securities exchange or
through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                   (2) If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                   (3) If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                                   (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                         (iii) In the event the requirements of this subsection
2(c) are not complied with, this corporation shall forthwith either:

                              (A) cause such closing to be postponed until such
time as the requirements of this subsection 2(c) have been complied with; or

                              (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of outstanding shares of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                         (iv) The corporation shall give each holder of record
of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of all then outstanding shares of Preferred Stock that are entitled to such notice rights or similar notice rights, voting together as a single class.

                         (v) The rights granted pursuant to this subsection 2(c)
are in addition to the rights granted pursuant to Section 5 herein.

               3. Redemption. The Preferred Stock is not redeemable.

               4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                    (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Effective

Issue Price (as defined below) for such series of Preferred Stock by the Conversion Price applicable to such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Effective Issue Price for the Series A Preferred Stock shall be $0.20 per share; the Effective Issue Price for the Series B Preferred Stock shall be $0.4717 per share; the Effective Issue Price for the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be $0.8451 per share; the Effective Issue Price for the Series C-3 Preferred Stock shall be $1.9129 per share; the Effective Issue Price for the Series D Preferred Stock shall be $0.5543 per share; and the Effective Issue Price for the Series E Preferred Stock shall be $0.90 per share. The initial Conversion Price per share for each series shall be the Effective Issue Price for such series; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 4(d).

                    (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for the respective series of Preferred Stock immediately upon the earlier of (A) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $2.70 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $10 million in the aggregate or (B) the date specified by written consent or agreement of (i) the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock and Series D Preferred Stock, voting together as a single class and (ii) the holders of at least 51% of the then outstanding shares of Series E Preferred Stock.

                    (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                    (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A, Series B,

Series C-1, Series C-2, Series C-3, Series D and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                         (i) (A) (1) With respect to the issuance of any shares
of the Series D Preferred Stock only, if the corporation shall issue, or be deemed to have issued, any shares of Series D Preferred Stock without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C-1 and/or Series C-2 Preferred Stock in effect immediately prior to the issuance of such shares of Series D Preferred Stock, the Conversion Price of the Series A, Series B, Series C-1 and/or Series C-2 Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Series D Preferred Stock.

                                   (2) With respect to the issuance of any
shares of the Series D Preferred Stock only, if the corporation shall issue, or be deemed to have issued, any shares of Series D Preferred Stock without consideration or for a consideration per share less than the Conversion Price for the Series C-3 Preferred Stock in effect immediately prior to the issuance of such shares of Series D Preferred Stock, the Conversion Price for the Series C-3 Preferred Stock in effect immediately prior to the each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the lesser of, or, if both such clauses are equal, then the denominator shall be equal to, (I) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Series D Preferred Stock or
(II) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at twenty-five thirty-seconds (25/32) of the Effective Issue Price for the Series C-3 Preferred Stock (adjusted solely for calculations under this clause
(d)(i)(A)(2) to reflect subsequent stock dividends, stock splits or recapitalizations).

                                   (3) Except with respect to the issuance, or
deemed issuance, of any shares of the Series D Preferred Stock (which is provided for in the immediately preceding clauses d(i)(A)(1) and d(i)(A)(2)), if the corporation shall issue, after the date upon which any shares of the Series E Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C-1, Series C-2, Series C-3, Series D and/or Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price of the Series A, Series B, Series C-1, Series C-2, Series C-3, Series D and/or Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                              (B) No adjustment of the Conversion Price for any
series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C) In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D) In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

                              (E) In the case of the issuance (whether before,
on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                   (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                   (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                   (3) In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                   (4) Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                   (5) The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                         (ii) "Additional Stock" shall mean any shares of Common
Stock, or any obligation to issue any share of stock or other security of the corporation convertible into or exchangeable for Common Stock, issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:

                              (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii) hereof;

                              (B) shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) does not exceed 8,042,060 (including 5,872,894 shares of Common Stock issuable upon exercise of options outstanding as of the Purchase Date);

                              (C) Common Stock issued upon conversion of shares
of Preferred Stock;

                              (D) up to 100,000 shares of Common Stock issued to
banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes and are approved by the Board;

                              (E) up to 250,000 shares of Common Stock issued in
connection with business combinations or corporate partnering agreements approved by the Board; and

                              (F) shares of Series D Preferred Stock.

                         (iii) In the event the corporation should at any time
or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                         (iv) If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

                    (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                    (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock and against impairment.

                    (h) No Fractional Shares and Certificate as to Adjustments.

                         (i) No fractional shares shall be issued upon the
conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                    (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

                    (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

               5. Voting Rights.

                    (a) The holder of each outstanding share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which such outstanding shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                    (b) Notwithstanding the provisions of Section 5(a) above, so long as 2,650,000 shares of Series B Preferred Stock remain outstanding (as adjusted for subsequent stock splits, recapitalizations and the like), the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series B Director"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election or nomination of the Series B Director. A vacancy in the directorship elected solely by the holders of Series B Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock.

                    (c) Notwithstanding the provisions of Section 5(a) above, so long as 7,216,309 shares of Series D Preferred Stock remain outstanding (as adjusted for subsequent stock splits, recapitalizations and the like), the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series D Director"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election or nomination of the Series D Director. A vacancy in the directorship elected solely by the holders of Series D Preferred Stock shall be filled only by vote of the holders of Series D Preferred Stock.

                    (d) Notwithstanding the provisions of Section 5(a) above, so long as 25% of the shares of Series E Preferred Stock outstanding on the date of the original issuance thereof remain outstanding (as adjusted for subsequent stock splits, recapitalizations and the like), the holders of Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series E Director"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock for the election or nomination of the Series E Director. A vacancy in the directorship elected solely by the holders of Series E Preferred Stock shall be filled only by vote of the holders of Series E Preferred Stock, and the holders of the Series E Preferred Stock shall be entitled to remove the Series E Director, with or without cause.

               6. Protective Provisions.

                    (a) So long as at least twenty-five percent (25%) of the shares of any series of Preferred Stock remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A, Series B, Series C-1, Series C-2, Series C-3, Series D and Series E Preferred Stock, voting together as a single class:

                         (i) sell, convey, or otherwise dispose of or encumber
all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                         (ii) alter or change the rights, preferences or
privileges of the shares of any series of Preferred Stock so as to adversely affect the shares;

                         (iii) authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, any then existing series of Preferred Stock with respect to voting, dividends, redemption or upon liquidation; or

                         (iv) amend the corporation's Articles of Incorporation
or bylaws.

                    (b) So long as at least twenty-five percent (25%) of the shares of Series E Preferred Stock remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 51% of the then outstanding shares of Series E Preferred Stock:

                         (i) alter or change the rights, preferences or
privileges of the shares of Series E Preferred Stock so as to adversely affect the shares; or

                         (ii) authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for, any equity security having a preference over, or being on a parity with, the Series E Preferred Stock, but junior to any other series of Preferred Stock, with respect to voting, dividends, redemption or upon liquidation.

               7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          C. Common Stock.

               1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board.

               2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

               3. Redemption. The Common Stock is not redeemable.

               4. Voting Rights. Except as provided herein with respect to the rights of the Preferred Stock or any series thereof to vote as a separate class or series on any matter, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. The corporation is authorized, to the fullest extent permissible under California law, to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                                       * * *

          THREE: The foregoing amendment and restatement has been approved by the Board.

          FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment and restatement was 5,292,135 shares of Common Stock, 525,000 shares of Series A Preferred Stock, 5,512,000 shares of Series B Preferred Stock, 569,525 shares of Series C-1 Preferred Stock, 605,122 shares of Series C-2 Preferred Stock, 2,282,730 shares of Series C-3 Preferred Stock and 14,432,618 shares of Series D Preferred Stock. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required vote being (a) a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock and Series D Preferred Stock, voting together as a single class, (b) a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock and Series D Preferred Stock, voting together as a single class, and (c) a majority of the outstanding shares of Common Stock, voting as a single class.




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned have executed this certificate on ______________, 1999.

                                   _____________________________________
                                   Scott Kauffman, President


                                   _____________________________________
                                   Kimberly A. Finder, Secretary



          The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

          Executed at Palo Alto, California, on __________, 1999.



                                   _____________________________________
                                   Scott Kauffman, President


                                   _____________________________________
                                   Kimberly A. Finder, Secretary



                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                 ARTICLES OF INCORPORATION OF ADKNOWLEDGE INC.]

                     AMENDED AND RESTATED CO-SALE AGREEMENT


         This Amended and Restated Co-Sale Agreement (the "Agreement") is made this 10th day of February, 1999 by and among AdKnowledge Inc., a California corporation (the "Company"), the holders of shares of the Company's Common Stock listed on Exhibit A hereto (the "Shareholders," which term includes each Shareholder's heirs, executors, guardians, successors and assigns), and the holders of the Company's Series D Preferred Stock and Series E Preferred Stock listed on Exhibit B hereto (the "Investors").

         WHEREAS, each of the Shareholders is the beneficial owner of the number of shares of the Company's Common Stock listed on Exhibit A hereto (the "Stock," which term for purposes of this Agreement also includes any additional shares of Common Stock of the Company now owned or hereafter acquired by any Shareholder).

         WHEREAS, certain of the Investors hold shares of the Company's Series D Preferred Stock ("Series D Investors") and are parties to a Co-Sale Agreement dated March 4, 1998, between the Company, each of the Shareholders and the Series D Investors (the "Prior Agreement").

         WHEREAS, certain of the Investors (the "Series E Investors") and the Company are parties to the Series E Preferred Stock Purchase Agreement of even date herewith, which provides for the sale and issuance of the Series E Preferred Stock to such Series E Investors.

         WHEREAS, in order to induce the Company to enter into the Series E Preferred Stock Purchase Agreement and to induce the Series E Investors to invest funds in the Company pursuant to the Series E Preferred Stock Purchase Agreement, the Investors, the Shareholders and the Company agree that the Prior Agreement shall be amended and restated by this Agreement and this Agreement shall govern the rights of the Investors, Shareholders and the Company as to the certain matters set forth herein in accordance with Section 6.2 of the Prior Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties agree as follows:

         1. Definitions.

               (a) "Preferred Stock" shall mean the Company's outstanding Series A, Series B, Series C-1, Series C-2, Series C-3, Series D and Series E Preferred Stock.

               (b) "Common Stock" shall mean (i) the Company's Common Stock,
(ii) shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock, (iii) shares of Common Stock issuable upon exercise of outstanding options to the extent such options are then exercisable and/or the stock issuable thereupon would not be subject to repurchase by the Company, and (iv) shares of Common Stock issuable upon conversion of any outstanding convertible securities.

         2. Sales by Shareholders.

               (a) Subject to any right of first refusal in favor of the Company, if any Shareholder proposes to sell or transfer any shares of Stock in one or more related transactions which will result in (i) the transfer of 50,000 or more shares of Stock by such Shareholder or (ii) the transferee of such shares holding more than fifty percent (50%) of the Common Stock, then such Shareholder shall promptly give written notice (the "Notice") to the Company and to the Investors at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions or paragraph 3(a) or 3(b) hereof, the Notice shall state under which paragraph the sale or transfer is being made.

               (b) Each Investor shall have the right, exercisable upon written notice to such Shareholder within ten (10) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Shareholder may sell in the transaction shall be correspondingly reduced.

               (c) Each Investor may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock outstanding at the time of the sale or transfer.

               (d) If any Investor fails to elect to fully participate in such Shareholder's sale pursuant to this Section 2, the Shareholder shall promptly give notice of such failure to the Investors who did so elect (the "Participants"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share of an unsold portion shall be the ratio of (x) the number of shares of Common Stock held by such Participant to (y) the total number of shares of Common Stock held by all the Participants and the Shareholder.

               (e) Each Participant shall effect its participation in the sale by promptly delivering to the Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                    (i) the type and number of shares of Common Stock which such Participant elects to sell; or

                    (ii) that number of shares of Series D Preferred Stock or Series E Preferred Stock which is at such time convertible into the number of shares of Common

Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series D Preferred Stock or Series E Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subparagraph 2(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

               (f) The stock certificate or certificates that the Participant delivers to the Shareholder pursuant to paragraph 2(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Shareholder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Shareholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Shareholder shall purchase such shares or other securities from such Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice.

               (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by the Shareholder shall not adversely affect their rights to participate in subsequent sales of Stock subject to paragraph 2(a).

               (h) If none of the Investors elect to participate in the sale of the Stock subject to the Notice, the Shareholder may, not later than sixty (60) days following delivery to the Company and each of the Investors of the Notice, conclude a transfer of not less than all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Stock by the Shareholder, shall again be subject to the co-sale rights of the Investors and shall require compliance by the Shareholder with the procedures described in this Section 2.

         3. Exempt Transfers.

               (a) Notwithstanding the foregoing, the co-sale rights of the Investors shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Shareholder; or (iii) any bona fide gift; provided that (A) the transferring Shareholder shall inform the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Shareholder" for purposes of this Agreement.

               (b) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), (ii) to the Company pursuant to a stock restriction agreement between the Shareholder and the Company which provides the Company with the right to repurchase such Stock upon the occurrence of certain events, or (iii) if prior to such sale, the Shareholder held less than five percent (5%) of the Company's outstanding shares or the Shareholders collectively held less than ten percent (10%) of the Company's outstanding shares.

         4. Prohibited Transfers.

               (a) In the event a Shareholder should sell any Stock in contravention of the co-sale rights of the Investors under this agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Shareholder shall be bound by the applicable provisions of such option.

               (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Shareholder the type and number of shares of Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                    (i) The price per share at which the shares are to be sold to the Shareholder shall be equal to the price per share paid by the purchaser to the Shareholder in the Prohibited Transfer. The Shareholder shall also reimburse each Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.

                    (ii) Within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                    (iii) The Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this subparagraph 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4(b)(i), in cash or by other means acceptable to the Investor.

                    (iv) Notwithstanding the foregoing, any attempt by a Shareholder to transfer Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

         5. Legend.

               (a) Each certificate representing shares of Stock now or hereafter owned by the Shareholders or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

               (b) Each Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

         6. Miscellaneous.

               6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

               6.2 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by persons holding more than fifty percent (50%) in interest of the Common Stock held by the Investors and their assignees, pursuant to Section 6.3 hereof, and (iii) as to each Shareholder, such Shareholder, provided that any Investor may waive any of his rights hereunder without obtaining the consent of any other Investor. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this paragraph shall be binding upon each Investor, its successors and assigns, the Company and the Shareholder in question.

               6.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Investors hereunder are only assignable (i) by each of such Investors to any other Investor or (ii) to an assignee or transferee who acquires all of the Common Stock purchased by an Investor or at least 50,000 shares of Common Stock.

               6.4 Term. This Co-Sale Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock at a price per share of not less than $2.70 (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement) and an aggregate offering price of not less than $10,000,000, (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, (iii) such time as the Investors and their assignees, pursuant to
Section 6.3
hereof, hold an aggregate of less than 5,000,000 shares of Common Stock, and
(iv) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

               6.5 Ownership. Each Shareholder represents and warrants that he is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

               6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. Notwithstanding the foregoing, the telephone notice permitted by Section 2(d) shall be effective at the time it is given.

               6.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               6.8 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

               6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.10 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

               6.11 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     ADKNOWLEDGE INC.


                                     By:
                                        ------------------------------------
                                          Scott Kauffman
                                          President

                         Address:    2191 Bayshore, Suite 100
                                     Palo Alto, CA  94303


INVESTORS:                           SANDLER CAPITAL IV PARTNERS, L.P.
                                        By: Sandler Capital Management, a
                                            General Partner
                                            By: MJDM Corp., a General Partner


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     SANDLER CAPITAL IV FTE PARTNERS, L.P.
                                        By: Sandler Capital Management, a
                                            General Partner
                                            By: MJDM Corp., a General Partner


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:
                                 -------------------------------------------
                                 -------------------------------------------




           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     WHEATLEY PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:
                                 -------------------------------------------
                                 -------------------------------------------



                                     WHEATLEY FOREIGN PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:
                                 -------------------------------------------
                                 -------------------------------------------




           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     WALDEN-SBIC, L.P


                                     By:
                                        ------------------------------------
                                          George Sarlo
                                          General Partner


                                      WALDEN TECHNOLOGY VENTURES II, L.P.


                                     By:
                                        ------------------------------------
                                           George Sarlo
                                           General Partner


                                      WALDEN EDB PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                          Lip-Bu Tan
                                          General Partner


                                      WALDEN JAPAN PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                          Lip-Bu Tan
                                          General Partner


                                     WALDEN MEDIA & INFORMATION TECHNOLOGY, L.P.


                                     By:
                                        ------------------------------------
                                          Steve Eskenazi
                                          General Partner

                         Address:    750 Battery Street, 7th Floor
                                     San Francisco, CA 94111


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     KLEINER PERKINS CAUFIELD & BYERS VIII


                                     By:
                                        ------------------------------------
                                          Brook Byers
                                          General Partner


                                     KPCB INFORMATION SCIENCES ZAIBATSU FUND II


                                     By:
                                        ------------------------------------
                                          Brook Byers
                                          General Partner


                                     KPCB JAVA FUND


                                     By:
                                        ------------------------------------
                                          Brook Byers
                                          General Partner


                                     KPCB VIII


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------



                                      KPCB VIII FOUNDERS FUND


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address: c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road
                                     Menlo Park, CA 94025-702


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     PARTECH U.S. PARTNERS III C.V.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     PARVEST U.S. PARTNERS II C.V.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     DOUBLE BLACK DIAMOND II LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     ALMANORI LIMITED


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     MULTINVEST LIMITED


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     PARTECH EUROPE PARTNERS III C.V.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     AXA U.S. GROWTH FUND LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     PARRALLEL CAPITAL I LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     45TH PARRALLEL


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:    c/o Partech International
                                     50 California Street, Suite 3200
                                     San Francisco, CA 94111


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     TECHNO VII (A) LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     TECHNO VII (B) LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     TECHNO VIII LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     BROBECK PHLEGER & HARRISON LLP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     ---------------------------------------
                                     John A. Denniston


                                     ---------------------------------------
                                     Craig S. Andrews


                                     ---------------------------------------
                                     Thomas E. Hornish


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     INFOTECH VENTURES LTD.



                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     O, W & W INVESTMENTS LTD.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                         Address:    750 Battery Street, Suite 700
                                     San Francisco, CA 94111


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                     MAYFIELD VII

                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     MAYFIELD ASSOCIATES FUND II
                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     MAYFIELD SOFTWARE PARTNERS

                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                         Address:    c/o Mayfield Fund
                                     2800 Sand Hill Road, #250
                                     Menlo Park, CA  94025



           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

SHAREHOLDERS:


                         --------------------------------------------------
                         Scott Kauffman


                         Address:
                                 -------------------------------------------
                                 -------------------------------------------




                         ---------------------------------------------------
                         Thi Thumasathit


                         Address:
                                 -------------------------------------------
                                 -------------------------------------------


           [SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT]

                                    Exhibit A

                                Shareholder List

Scott Kauffman

                                    Exhibit B

                                  Investor List


Sandler Capital IV Partners, L.P.
Sandler Capital IV FTE Partners, L.P.
GEO Capital
Kleiner Perkins Caulfield & Byers VIII
KPCB Info Sciences Zaibatsu II
KPCB Java Fund
KPCB VIII
KPCB VIII Founders Fund
Mayfield VII
Mayfield Associates Fund II
Mayfield Software Partners
Walden-SBIC, L.P.
Walden Technology Ventures II, L.P.
Walden EDB Partners, L.P.
Walden Japan Partners, L.P.
Walden Media & Info. Tech.
Partech U.S. Partners III C.V.
Parvest U.S. Partners II C.V.
Double Black Diamond II LLC
Almanori Limited
Multinvest Limited
Partech Europe Partners III C.V.
Axa U.S. Growth Fund LLC
Parallel Capital I LLC
45th Parallel
Techno VII (A) Limited Partnership
Techno VII (B) Limited Partnership
Techno VIII Limited Partnership
Brobeck Phleger & Harrision LLP
John A. Denniston
Craig S. Andrews
Thomas E. Hornish
InfoTech Ventures Ltd.
Asian Venture Capital Investment Corp.
TWG Investment LDC
O, W & W Investments Ltd.

                                CONSENT OF SPOUSE


         I, __________________________, the spouse of _______________________, one of the shareholders referred to as a "Shareholder" in the foregoing Amended and Restated Co-Sale Agreement, dated February ___, 1999, acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to the Investors (as defined in the Agreement) by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

                                            Signature: _____________________

Effective:        February ___, 1999        Print Name _____________________

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement") is made as of the 10th day of February 1999, by and among AdKnowledge Inc., a California corporation (the "Company") and the persons identified on Exhibit A attached hereto (the "Series E Investors").

                                    RECITALS

         A. The Series E Investors desire to purchase shares of the Company's Series E Preferred Stock (the "Series E Shares") and the Company desires to sell such shares to the Series E Investors;

         B. The Company and the Series E Investors acknowledge that they are entering into this Agreement as an inducement to and in consideration of the purchase of the Series E Shares by the Series E Investors pursuant to that certain Series E Preferred Stock Purchase Agreement dated as of the date hereof among the Company and the Series E Investors (the "Purchase Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1. Agreement to Vote for Sandler Capital IV Partners, L.P. Nominee.

               a. During the term of this Agreement, each of the Series E Investors agrees to vote all of the Series E Shares now or hereafter owned by it to elect to the Company's Board of Directors the nominee (the "Sandler Nominee") of Sandler Capital IV Partners, L.P. ("Sandler") to fill that director seat to be elected by the holders of the Series E Shares in accordance with the Company's Articles of Incorporation.

               b. Prior to each election of directors of the Company, Sandler shall designate the Sandler Nominee in writing to the Company. The Company shall promptly notify each of the Series E Investors of such nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Sandler Nominee shall be filled according to this Section 1.

               c. During the term of this Agreement, Sandler may, in its sole discretion, elect to remove from the Company's Board of Directors any incumbent Sandler Nominee who occupies a board seat and/or designate a new Sandler Nominee for election to such board seat. In the event of such a removal and/or designation of a new Sandler Nominee under this subsection, the Series E Investors shall vote their shares of the Company's capital stock as provided in this Section 1 to cause: (i) the removal from the Company's Board of Directors of the Sandler Nominee so designated for removal by Sandler and (ii) the election to the Company's Board of Directors of any new Sandler Nominee so designated for election to the Company's Board of Directors by Sandler.

         2. Covenants of the Company and Series E Investors. The Company and the Series E Investors agree to use their reasonable efforts to ensure that the rights given to the Series E Investors hereunder are effective. Such reasonable efforts shall include, without limitation, the use of the Company's reasonable efforts to cause the nomination of the Sandler Nominee to be elected as the directors of the Company at each election of the Board of Directors. Neither the Company nor the Series E Investors shall, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or the Series E Investors, respectively, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and shall use their reasonable efforts to protect the respective rights of each party hereto against impairment.

         3. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the executors, administrators, legal representatives, heirs, successors and assigns of the parties hereto; provided, however, that any transferee of any shares of stock of the Company affected by this Agreement shall be required, as a condition precedent to acquiring such shares, to first agree in writing to be bound by all the terms and conditions of this Agreement applicable to such transferee's transferor; and, provided further, that no rights under this Agreement may be assigned apart from the related shares of the Company's capital stock.

         4. Legends. Each certificate representing Series E Preferred Stock of the Company that is subject to this Agreement shall be endorsed by the Company with the following legend:

         THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

         5. Other Rights. Except as provided by this Agreement, each Series E Investor shall exercise the full voting rights of a shareholder with respect to the Series E Shares.

         6. Termination. This Agreement shall terminate upon the earlier of (i) the consummation of the Company's initial public offering on a firm underwriting basis, (ii) the closing of a consolidation or merger of the Company with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed, or (iii) ten (10) years from the date of this Agreement.

         7. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and (a) with respect to the rights of Sandler, Sandler; or (b) with respect to the rights of the Series E Investors, the holders of a majority of the Series E Shares then held by the Series E Investors. Any amendment or waiver so effected shall be binding upon the Company, Sandler and all of the Series E Investors and their successors and permitted assigns.

         8. Entire Agreement. This Agreement constitutes the entire agreement among the parties with regard to the subject hereof, and this Agreement supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

         9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         11. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) day after deposit with a nationally recognized overnight delivery service, postage prepaid, and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         12. Equitable Remedies. The Company and the Series E Investors each acknowledge and agree that the legal remedies available to each party in the event any party violates the covenants and agreements made in this Agreement would be inadequate and that each party shall be entitled, without posting any bond or other security, to temporary, preliminary, and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which such party may have at law or in equity.

         13. Counterparts. This Agreement may be executed in any number counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                     THE COMPANY:

                                     ADKNOWLEDGE INC.



                                     By:
                                       ------------------------------------
                                         Scott L. Kauffman,
                                        Chief Executive Officer

                         Address:    2191 Bayshore, Suite 100
                                     Palo Alto, CA  94303


SERIES E INVESTORS:                  SANDLER CAPITAL IV PARTNERS, L.P.
                                        By: Sandler Capital Management, a
                                            General Partner
                                            By: MJDM Corp., a General Partner

                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------




                                    SANDLER CAPITAL IV FTE PARTNERS, L.P.
                                       By: Sandler Capital Management, a
                                           General Partner
                                           By: MJDM Corp., a General Partner

                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:
                                 -------------------------------------------
                                 -------------------------------------------




                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                     WHEATLEY PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:
                                 -------------------------------------------
                                 -------------------------------------------



                                     WHEATLEY FOREIGN PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:
                                 -------------------------------------------
                                 -------------------------------------------




                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                     WALDEN-SBIC, L.P


                                     By:
                                        ------------------------------------
                                          George Sarlo
                                          General Partner


                                     WALDEN TECHNOLOGY VENTURES II, L.P.


                                     By:
                                        ------------------------------------
                                          George Sarlo
                                          General Partner


                                     WALDEN EDB PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                          Lip-Bu Tan
                                          General Partner


                                     WALDEN JAPAN PARTNERS, L.P.


                                     By:
                                        ------------------------------------
                                          Lip-Bu Tan
                                          General Partner


                                     WALDEN MEDIA & INFORMATION TECHNOLOGY, L.P.


                                     By:
                                        ------------------------------------
                                          Steve Eskenazi
                                          General Partner

                         Address:    750 Battery Street, 7th Floor
                                     San Francisco, CA 94111


                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                     KLEINER PERKINS CAUFIELD & BYERS VIII


                                     By:
                                        ------------------------------------
                                          Brook Byers
                                          General Partner


                                     KPCB INFORMATION SCIENCES ZAIBATSU FUND II


                                     By:
                                        ------------------------------------
                                           Brook Byers
                                           General Partner


                                     KPCB JAVA FUND


                                     By:
                                        ------------------------------------
                                          Brook Byers
                                          General Partner


                                      KPCB VIII FOUNDERS FUND


                                     By:
                                        ------------------------------------

                         Address: c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road
                                     Menlo Park, CA 94025-702


                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                     PARTECH U.S. PARTNERS III C.V.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     PARVEST U.S. PARTNERS II C.V.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     DOUBLE BLACK DIAMOND II LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     ALMANORI LIMITED


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     MULTINVEST LIMITED


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                     PARTECH EUROPE PARTNERS III C.V.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     AXA U.S. GROWTH FUND LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     PARRALLEL CAPITAL I LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                 45TH PARRALLEL


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                         Address:    c/o Partech International
                                     50 California Street, Suite 3200
                                     San Francisco, CA 94111


                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                     TECHNO VII (A) LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     TECHNO VII (B) LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                                     TECHNO VIII LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     BROBECK PHLEGER & HARRISON LLP


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------



                                     --------------------------------------
                                     John A. Denniston


                                     --------------------------------------
                                     Craig S. Andrews


                                     --------------------------------------
                                     Thomas E. Hornish


                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                     INFOTECH VENTURES LTD.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------

                                     O, W & W INVESTMENTS LTD.


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                            --------------------------------


                         Address:    750 Battery Street, Suite 700
                                     San Francisco, CA 94111




                 [CONTINUED SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT A

                               SERIES E INVESTORS



Sandler Capital IV Partners, L.P.
Sandler Capital IV FTE Partners, L.P.
Geo Capital
Walden-SBIC, L.P.
Walden Technology Ventures II, L.P.
Walden EDB Partners, L.P.
Walden Japan Partners, L.P.
Walden Media & Information Technology
KPCB Java Fund
Kleiner Perkins Caufield & Byers VIII
KPCB Information Sciences Zaibatsu Fund II
KPCB VIII Founders Fund
Partech U.S. Partners III C.V.
Partech Europe Partners III C.V.
Parvest U.S. Partners II C.V.
Axa U.S. Growth Fund LLC
Parallel Capital I LLC
45th Parallel
Double Black Diamond II LLC
Almanori Limited
Multinvest Limited
Techno VII(A) Limited Partnership
Techno VII(B) Limited Partnership
Techno VIII Limited Partnership
Brobeck Phleger & Harrison LLP
John A. Denniston
Craig S. Andrews
Thomas E. Hornish
InfoTech Ventures Ltd.
Asian Venture Capital Investment Corp.
TWG Investment LDC
O, W & W Investments Ltd.

                                ADKNOWLEDGE INC.

                                VOTING AGREEMENT





                                FEBRUARY 10, 1999

                                TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
1.       Agreement to Vote for Sandler Capital IV Partners, L.P.Nominee...........1

2.       Covenants of the Company and Series E Investors..........................2

3.       Successor and Assigns....................................................2

4.       Legends..................................................................2

5.       Other Rights.............................................................2

6.       Termination..............................................................2

7.       Amendments and Waivers...................................................3

8.       Entire Agreement.........................................................3

9.       Severability.............................................................3

10.      Governing Law............................................................3

11.      Notices..................................................................3

12.      Equitable Remedies.......................................................3

13.      Counterparts.............................................................4